UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Name of Registrant as Specified in its Charter)

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PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
SUPPLEMENT NO. 1 DATED MAY 25, 2022
TO THE PROXY STATEMENT DATED APRIL 14, 2022

This supplement (this “Supplement”) is part of and should be read in conjunction with the Proxy Statement of Pacific Oak Strategic Opportunity REIT, Inc. (“we,” “our” or “us”), dated April 14, 2022 (the “Proxy Statement”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Proxy Statement.
On May 24, 2022, our board of directors approved an amendment to the agenda for the 2022 annual meeting of stockholders, which will be held on July 7, 2022. Specifically, our board of directors approved removing Proposal 3 from the agenda. Proposal 3 is a proposal to amend Section 5.8 of our charter to facilitate the potential trading of our shares on a foreign securities exchange in the future. After discussions with our financial and legal advisors, management believes more charter amendments would be required in order to list our shares on a foreign securities exchange. It would be costly and time consuming to solicit stockholder votes for charter amendments twice, so our board of directors approved removing Proposal 3 from the 2022 annual meeting agenda. When all of the proposed charter amendments are determined, we expect to call a meeting of stockholders to submit the changes for stockholder approval.
Stockholders do not need a new proxy card in order to vote on the other proposals. Stockholders should use the existing proxy card to vote on the other proposals.